                                                                     4(ii)(a)(3)

                                                                  EXECUTION COPY
                                                                        BORROWER


                             STOCK PLEDGE AGREEMENT


                  THIS STOCK PLEDGE AGREEMENT ("Agreement") is made as of February 25, 1999, by and between THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation (the "Pledgor") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (hereinafter in such capacity, the "Agent") for its benefit and the benefit of the other Holders of Secured Obligations (as such term is referred to and defined in the "Credit Agreement" described below).

                  WHEREAS, the Pledgor, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES THEREOF and each other financial institution which from time to time becomes a party thereto in accordance with Section 11.02(a) thereof (together with their respective successors and permitted assigns, individually, a "Lender" and, collectively, the "Lenders") and the Agent are parties to that certain Credit Agreement, dated as of February 25, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Pledgor under the Credit Agreement that the Pledgor execute and deliver to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, a pledge agreement in substantially the form hereof with respect to all the issued and outstanding shares of the capital stock or other form of equity interest in certain Subsidiaries described on Annex A; and

                  WHEREAS, the Pledgor is presently the record and beneficial owner of all of the issued and outstanding shares of the capital stock (or other form of equity) of each of the Subsidiaries described on Annex A; and

                  WHEREAS, the Pledgor wishes to grant and pledge the security interests in favor of the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, as herein provided;

                  NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Pledge of Stock, Etc.

                  (a) The Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, all the shares of capital stock (or other equity) of the Subsidiaries of every class described on Annex A hereto, to be held by the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, subject to the terms and conditions hereinafter set forth. The certificates for such shares, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Pledgor, have been delivered to the Agent.

                  (b) In case the Pledgor shall acquire any additional shares of the capital stock (or other equity) of any Subsidiary, or corporation or other business entity which is the successor of a Subsidiary described on Annex A hereto, or any securities exchangeable for or convertible into shares of such capital stock (or other equity) of any class of such Subsidiary, by purchase or otherwise, then the Pledgor shall forthwith deliver to and pledge such shares or other securities to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, under this Agreement.

                  (c) The Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

                  (d) In the event the Pledgor shall acquire any shares of the capital stock (or other equity) of any additional Subsidiary formed or acquired as a corporation the capital stock of which is required to be pledged to the Agent hereunder pursuant to Section 6.10 of the Credit Agreement, the Pledgor shall execute and deliver to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, a supplement to this Agreement in the form of Exhibit A attached hereto with respect to all classes of such capital stock and shall deliver to the Agent therewith all certificates for the shares of such capital stock, which shall be described on Annex A thereto, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Pledgor, all within the time period prescribed by Section 6.10 of the Credit Agreement.

                  Section 2. Definitions. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the Uniform Commercial Code of New York have such defined meanings herein, unless the context otherwise indicated or requires, and the following terms shall have the following meanings:

                  Cash Collateral.  See Section 4.

                  Cash Collateral Account.  See Section 4.


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
                  Stock. Includes the shares of capital stock or other equity described in Annex A attached hereto and any additional shares of stock or other forms of equity interest of a Subsidiary listed on Annex A hereto at the time of reference pledged with the Agent hereunder.

                  Stock Collateral. The property at any time pledged to the Agent hereunder and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral, but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Pledgor to the extent expressly permitted by Section 6.

                  Time Deposits.  See Section 4.

                  Section 3. Security for Obligations. This Agreement and the security interest in and pledge of the Stock Collateral hereunder are made with and granted to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, as security for the payment and performance in full of all the Obligations.

                  Section 4. Liquidation, Recapitalization, Etc.

                  (a) Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 6, be paid over and delivered to the Agent to be held by the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, to be held by it as security for the Obligations. Except to the limited extent provided in Section 6, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Agent, be held in trust for the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, as security for the payment and performance in full of all of the Obligations.

                  (b) All sums of money that are delivered to the Agent pursuant to this Section 4 shall be deposited into an interest bearing account with the Agent (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are reasonably satisfactory to the Agent after consultation with the Pledgor. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be


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
deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

                  (c) Except as otherwise expressly provided in Section 15, the Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits.

                  Section 5. Warranty of Title; Authority. The Pledgor hereby represents and warrants that: (a) the Pledgor is the sole owner of the Stock described in Section 1, subject to no pledges, liens, security interests, charges, options or other encumbrances except the pledge and security interest in favor of the Agent on behalf of itself and the other Holders of Secured Obligations pursuant to the Loan Documents and (b) the Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene in any material respect any applicable law, rule or regulation or any provision of the Pledgor's charter documents or by-laws or of any applicable judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder. The Pledgor covenants that it will defend the rights of the Agent and the other Holders of Secured Obligations and security interest of the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, in such Stock against the claims and demands of all other Persons whomsoever. The Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Agent and the other Holders of Secured Obligations.

                  Section 6. Dividends, Voting, Etc., Prior to Maturity. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to directly receive all cash dividends and cash distributions paid in respect of the Stock (except liquidation distributions), to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would result in any violation of any of the provisions of the Credit Agreement, the Notes or any of the other Loan Documents. All such rights of the Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Agent's option, as evidenced by the Agent's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.


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
                  Section 7. Remedies.

                  (a) If an Event of Default shall have occurred and be continuing, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of New York, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently by the Agent at such time or times as the Agent deems expedient:

                  (i) if the Agent so elects and gives notice of such election to the Pledgor, the Agent may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect though it were the outright owner thereof, including without limitation, act by shareholder consent to remove any director of the Pledgor, (the Pledgor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so long as an Event of Default exists);

                  (ii) the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Stock Collateral;

                  (iii) the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or Agent thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

                  (iv) the Agent may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees; and

                  (v) the Agent may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Agent.

                  (b) In the event of any disposition of the Stock Collateral as provided in clause (iii) of Section 7(a), the Agent shall give to the Pledgor at least ten (10) Business Days' prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten (10) Business Days' prior written notice of such sale or sales shall be reasonable notice. The Agent may enforce its rights hereunder without any other notice and


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
without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Agent may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means. The Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, attorneys' fees, travel and all other expenses which may be incurred by the Agent in attempting to collect the obligations or action or proceeding related to the subject matter of this such order or preference as the Agent may determine after proper allowance for Obligations not then due. Only after such required by
Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York, need the Agent account to the Pledgor for any surplus. To the extent that any of the Obligations are to be paid or performed by a Person other than the Pledgor, the Pledgor waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code of the State of New York.

                  (c) The Pledgor recognizes that the Agent may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so.

                  Section 8. Marshaling. Neither the Agent nor any other Holder of Secured Obligations shall be required to Marshall any present or future collateral security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Agent's rights hereunder and of the Agent and the other Holders of Secured Obligations in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

                  Section 9. Pledgor's Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a)


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
any exercise or nonexercise, or any waiver, by the Agent or any other Holder of Secured Obligations of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement) except to the extent set forth in any writing executed by the Agent; (b) any amendment to or modification of the Credit Agreement, the Note, the other Loan Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Collateral Documents; (d) the taking of additional security for, or any other assurance of payment of, any of the Obligations of the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the obligations or of this Agreement; whether or not the Pledgor shall have notice or knowledge of an of the foregoing.

                  Section 10. Transfer, Etc., by Pledgor. Without the prior written consent of the Agent, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with restrict any of the Stock Collateral or any interest therein, except for the pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

                  Section 11. Further Assurances. The Pledgor will do all such acts, and will furnish to the Agent all such financing statements, certificates, legal opinions, corporate approvals and other documents, as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Agent and the other Holders of Secured Obligations hereunder, all without any cost or expense to the Agent or any such Holder. If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Agent as a financing statement in any recording office in any jurisdiction.

                  Section 12. Agent; Agent's Exoneration. The Agent shall exercise its rights and remedies hereunder in accordance with the provisions of the Credit Agreement, including without limitation the provisions for acting upon the request or at the direction of one or more of the Holders of Secured Obligations. Under no circumstances shall the Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Stock Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Agent nor any other Holder of Secured Obligation shall be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Stock Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

                  Section 13. No Waiver, Etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to


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
this Agreement and to the provisions so modified or limited, and executed by the Agent and the Pledgor. No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein, in the Credit Agreement or in the other Loan Documents).

                  Section 14. Notice, Etc. All notices, requests and other communications hereunder shall be made in the manner set forth in the Credit Agreement.

                  Section 15. Termination. Upon indefeasible payment and satisfaction in full of all of the Obligations and after termination of all financial arrangements among the Pledgor and the Holders of Secured Obligations (other than continuing contingent indemnity obligations), and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code, this Agreement shall terminate and the Agent shall, at the Pledgor's request and expense, promptly return such Stock Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder.

                  Section 16. Overdue Amounts. Until paid, all amounts due and payable by the Pledgor hereunder shall be a debt secured by the Stock Collateral and shall bear, whether before or after judgment, interest at the Default Rate set forth in the Credit Agreement.

                  Section 17. GOVERNING LAW. THE AGENT HEREBY ACCEPTS THIS AGREEMENT ON BEHALF OF ITSELF AND THE OTHER HOLDERS OF SECURED OBLIGATIONS, AT NEW YORK, NEW YORK BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE AMONG THE PLEDGOR, THE AGENT AND ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 18. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

                  (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION
(B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN


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
CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (B) OTHER JURISDICTIONS. THE PLEDGOR AGREES THAT THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO
(1) OBTAIN PERSONAL JURISDICTION OVER THE PLEDGOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

                  (C) SERVICE OF PROCESS. THE PLEDGOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINTS THE PRENTICE HALL CORPORATION SYSTEM, INC., WHOSE ADDRESS IS 500 CENTRAL AVENUE, ALBANY, NEW YORK, 12206, AS THE PLEDGOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OR PROCESS ISSUED BY ANY COURT. THE PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

                  (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (E) WAIVER OF BOND. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  Section 19. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and its respective successors and assigns, and shall inure to the benefit of the Agent and the other Holders of Secured Obligations and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receive of a copy of this Agreement.


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
                  IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Agent have caused this Agreement to be executed as of the date first above written.


                                       THE DELTA QUEEN STEAMBOAT CO.


                                       By: /s/ JORDAN B. ALLEN
                                          --------------------------------
                                       Name: Jordan B. Allen
                                            ------------------------------
                                       Title: Executive Vice President
                                             -----------------------------


                                       THE CHASE MANHATTAN BANK, as Agent


                                       By: /s/ STEVEN J. FALISKI
                                          --------------------------------
                                       Name: Steven J. Faliski
                                            ------------------------------
                                       Title: Vice President
                                             -----------------------------

                  The undersigned Subsidiaries hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 4(a), 6 and 7 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Agent and the Pledgor in carrying out such provisions.


                                       CRUISE AMERICA TRAVEL, INCORPORATED

                                       By: /s/ JORDAN B. ALLEN
                                          --------------------------------
                                       Name: Jordan B. Allen
                                            ------------------------------
                                       Title: Executive Vice President
                                             -----------------------------


                                       DQSC PROPERTY CO.

                                       By: /s/ JORDAN B. ALLEN
                                          --------------------------------
                                       Name: Jordan B. Allen
                                            ------------------------------
                                       Title: Executive Vice President
                                             -----------------------------

                                       DQSB II, INC.


                                       By: /s/ JORDAN B. ALLEN
                                          --------------------------------
                                       Name: Jordan B. Allen
                                            ------------------------------
                                       Title: Executive Vice President
                                             -----------------------------

                                     ANNEX A
                                       to
                             STOCK PLEDGE AGREEMENT




Subsidiary                                       Class                   Number of Shares
----------                                       -----                   ----------------
Cruise America Travel, Incorporated              Common                  100
DQSC Property Co.                                Common                  1,000
DQSB II, Inc.                                    Common                  1,000

                                    EXHIBIT A

                                   SUPPLEMENT
                                       to
                             STOCK PLEDGE AGREEMENT


                  This Supplement is made as of           , to the Stock Pledge
Agreement dated as of February   , 1999 (as amended, supplemented, modified or
restated from time to time, the "Pledge Agreement"), by and between THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation (the "Pledgor") and THE CHASE MANHATTAN BANK, as Agent, for its benefit and the benefit of the other Holders of Secured Obligations (as such term is referred to and defined in the "Credit Agreement" referred to below).

                  RECITALS: The Pledgor, certain Lenders and the Agent are
parties to that certain Credit Agreement dated as of February   , 1999, (as
amended, supplemented, modified or restated from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Credit Agreement or the Pledge Agreement). Pursuant to Section 1(d) of the Pledge Agreement, the Pledgor is required to execute and deliver to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, this Supplement and all of the issued and outstanding shares of capital stock (or other equity) of the Subsidiaries of every class described on Annex A attached hereto, together with an undated stock power executed by the Pledgor in blank with respect to each stock certificate so delivered.

                  ACCORDINGLY, the Pledgor agrees with the Agent as follows:

                  1. Pledge of Stock. The shares of capital stock of each of the Subsidiaries described on Annex A hereto and delivered to the Agent herewith (the "Pledged Stock") shall constitute "Stock" and "Stock Collateral" as defined in the Pledge Agreement as if such shares had originally been described on Annex A to the Pledge Agreement, shall be subject to the pledge and security interest created by, and all other terms, conditions and covenants contained in, the Pledge Agreement, and shall secure the payment and performance of the Obligations as provided in the Pledge Agreement.

                  2. Representations and Warranties. The representations and warranties of the Pledgor contained in Section 5 of the Pledge Agreement are true and correct in all material respects with respect to the Pledged Stock as of the date hereof.

                                        THE DELTA QUEEN STEAMBOAT CO.



                                        By: __________________________
                                            Name:
                                            Title:

                                     ANNEX A
                                       TO
                                   SUPPLEMENT
                                       TO
                             STOCK PLEDGE AGREEMENT


                                                                          Number
Subsidiary                            Class                              of Shares
----------                            -----                              ---------


                                 ACKNOWLEDGMENT
                         Dated as of __________,_______



                  The undersigned hereby acknowledges the pledge set forth in the foregoing Supplement and agrees (i) to be bound by the provisions of Sections 4(a), 6 and 7 of the Pledge Agreement and (ii) to cooperate fully and in good faith with the Agent and the Pledgor in carrying out such provisions.



                                          [SUBSIDIARY]


                                          By: __________________________
                                              Name:
                                              Title: